SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2009

HPC POS SYSTEM, CORP.

NEVADA	333-149188	26-0857573
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

220 Little Falls Road, Unit 4, Cedar Grove, N.J.	07009
(Address of principal executive officers)	(Zip Code)

973-239-9666
(Registrant’s telephone number, including area code)

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8

Other Events Item 8.01 Other Events.

A Convertible Promissory Note (the “Note”) was entered into between Gary B. Wolff and the Company on May 1, 2009, which Note was subsequently partially executed by Gary B. Wolff in accordance with Unanimous Consent of Company’s directors and thereafter and in accordance with Debt Purchase Agreement dated November 10, 2009, a portion of the $50,000 indebtedness, $8,900 was purchased by Gary B. Wolff in exchange for 8,900,000 shares of the Company, which, upon issuance will increase total Company outstanding shares from 164,450,000 (see 8-K with Date of Report of November 5, 2009 filed November 10, 2009 ) to 173,350,000 and decrease Note from $37,500 to $28,600.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are filed as part of this Current Report.

(d)

Exhibits

10.1

Convertible Promissory Note, dated May 1, 2009, as amended

10.2

Board of Directors Resolutions dated November 10, 2009

10.3

Debt Purchase Agreement dated November 10, 2009

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

November 10, 2009

HPC POS SYSTEM, CORP.

(Registrant)

/s/ Melvin C. Coles

By: MELVIN C. COLES, PRESIDENT

3